Exhibit 10.14

Fold Inc. 11201 N Tatum Blvd Ste 300, #42035, Phoenix, AZ 85028-6039

May 19, 2022

Dear Wolfe,

We are pleased to inform you that you are being promoted to the role of Director of Finance and Business Operations, reporting to the CEO.

1.	Compensation. Your new salary will be the annual salary you select on the signature page.

2.	Stock Compensation. You will also be granted a restricted stock unit award (the “Award”) representing the right to receive the number of shares of the Company’s Common Stock (the “Common Stock”) set forth on the signature page. The shares subject to the Award shall be issued following the vesting date, subject to applicable withholding taxes but without any obligation to pay an exercise price. The vesting of the Award shall be subject to a time-based service requirement and a liquidity event requirement, both of which must be satisfied during the term of the Award. The Award shall satisfy the time-based service requirement subject to continuous employment over a four-year period starting on the date hereof, subject to a one-year cliff with monthly service-vesting thereafter. The liquidity event vesting requirement shall be satisfied on the first to occur of (i) a change in control of the Company in which stockholders receive cash and/or marketable securities, or (ii) an initial public offering of the Common Stock. The Award shall vest on the first date upon which both requirements are satisfied. Once your employment terminates, no additional Award units satisfy the time-based service requirement. However, those Award units that satisfied the time-based service requirement before termination of employment will remain eligible to vest if the liquidity event occurs before the expiration date specified in your individual RSU Award Agreement. The terms and conditions applicable to your Award will be governed by your individual RSU Award Agreement and the Company’s 2019 Equity Incentive Plan. Although management of the Company will recommend to the Board of Directors that you be granted the Award, by execution of this letter, you acknowledge that you have no right to receive the Award unless the grant is approved by the Board of Directors.

[Signature Page Follows]

We thank you for your ongoing commitment to excellence at Fold, Inc., and congratulate you on your outstanding performance! The changes above will be effective as of May 19, 2022.

Let’s do this!

/s/ Will Reeves	06 / 01 / 2022
Will Reeves, CEO
Fold, Inc.

I accept the following compensation package:

✓ $195,250 annual salary and 40,411 RSU Award

    $180,480 annual salary and 46,279 RSU Award

By:	/s/ Wolfe Repass
06 / 01 / 2022